UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2013

Date of Report (Date of earliest event reported)

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court,

San Diego, California, 92121

(Address of principal executive offices including zip code)

(858) 431-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 19, 2013, Verenium Corporation, a Delaware corporation (“Verenium”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BASF Corporation, a Delaware corporation (“BASF”), and Pastinaca Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of BASF (“Purchaser”). In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (the “Shares”), of Verenium, at a price of $4.00 per Share, net in cash, without interest (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 2, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On October 31, 2013, BASF announced the completion of the Offer. The Offer expired at 9:00 a.m., New York City time, on October 31, 2013 (the “Expiration Date”). According to Wells Fargo Bank, N.A., the depositary for the Offer (the “Depositary”), as of the Expiration Date, a total of 11,337,044 Shares had been validly tendered into and not withdrawn from the Offer, representing approximately 71% of the outstanding Shares as of the Expiration Date.  The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition under the Offer. All conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On October 31, 2013, following the expiration of the Offer and the purchase by Purchaser of the Shares validly tendered and not properly withdrawn thereunder, Purchaser merged with and into Verenium, with Verenium surviving the merger and continuing as a wholly-owned subsidiary of BASF (the “Merger”). As a result of its acceptance of the Shares tendered in the Offer and given that it was determined that Section 251(h) of the Delaware General Corporation Law (the “DGCL”) was applicable to the Merger, Purchaser had sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Verenium pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by BASF, Purchaser or any other wholly owned subsidiary of BASF, all of which were canceled and retired, and (ii) Shares that were held by stockholders of Verenium who properly exercise their appraisal rights under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Verenium requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on October 31, 2013. Accordingly, on October 31, 2013, the NASDAQ Stock Market, LLC (“NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from The NASDAQ Global Select Market. Verenium intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend Verenium’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by BASF, Purchaser or any other wholly owned subsidiary of BASF, all of which were canceled and retired, and (ii) Shares that were held by stockholders of Verenium who properly exercise their appraisal rights under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest (less any required withholding taxes). At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Verenium (other than their right to receive $4.00 per Share, net in cash, without interest (less any required withholding taxes)).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of Verenium occurred. Upon the consummation of the Merger, Verenium became a wholly-owned subsidiary of BASF. The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference. Approximately $63,881,296.00 was required to purchase all of the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer (including those Shares still outstanding which have been validly tendered by Notices of Guaranteed Delivery) and to acquire all of the remaining issued and outstanding Shares pursuant to the Merger. Such payments were funded by BASF using cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time on October 31, 2013, each of Dr. James Cavanaugh, John Dee, Peter Johnson, Dr. Fernand Kaufmann, James Levine, Holger Liepmann, Joshua Ruch and Cheryl Wenzinger resigned from the Board of Directors, and any committee thereof, of Verenium. Upon the consummation of the Merger and pursuant to the Merger Agreement, Michael Pcolinski and Andre Becker, each of whom is an officer of Purchaser, became the directors of Verenium.

Pursuant to the terms of the Merger Agreement, the executive officers of Verenium immediately prior to the Effective Time became the executive officers of Verenium following the consummation of the Merger.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, (i) Verenium’s certificate of incorporation was amended and restated in its entirety (the “Amended Charter”) and (ii) Verenium’s by-laws were amended and restated in their entirety to be identical to the by-laws of Purchaser as in effect immediately prior to the consummation of the Merger (the “Amended Bylaws”), except that the name of the surviving corporation set forth therein is “Verenium Corporation.”

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Verenium Corporation

3.2	Amended and Restated By-Laws of Verenium Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Date: October 31, 2013	By:	/s/ Jeffrey Black

Jeffrey Black

Chief Financial Officer

(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Verenium Corporation

3.2	Amended and Restated By-Laws of Verenium Corporation